EXHIBIT 21.1

                 SUBSIDIARIES OF BT FINANCIAL CORPORATION


                              PERCENTAGE               STATE
     NAME                     OWNERSHIP           OF INCORPORATION
     ----                     ----------          ----------------

Laurel Bank                      100%               Pennsylvania

Bedford Associates, Inc.         100%               Pennsylvania

Laurel Trust Company             100%               Pennsylvania

Laurel Community
 Development Corporation         100%               Pennsylvania